Exhibit 5.1

October 1, 2025

Flux Power Holdings, Inc.

2685 S. Melrose Drive,

Vista, California 92081

Re:	Flux Power Holdings, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada counsel to Flux Power Holdings, Inc., a Nevada corporation (the “Company”) in connection with the filing by the Company of a registration statement on Form S-1 (including the preliminary prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), on the date hereof, relating to the proposed public offering and issuance by the Company of up to $13,800,000 in securities of the Company, consisting of: (a) an aggregate of up to $12,000,000 in (i) shares (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) in lieu of Offering Shares, at the election of investors who so chose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (such shares, the “Warrant Shares”); and (b) an aggregate of up to $1,800,000 in shares of Common Stock that may be issued and sold by the Company to the Underwriters (as defined below) pursuant to the exercise of an over-allotment option granted by the Company to the Underwriters, as described in the Registration Statement (such shares, the “Option Shares” and together with the Offering Shares, the “Shares”). The Shares, the Pre-Funded Warrants, and the Warrant Shares (collectively, the “Securities”) will be issued and sold by the Company pursuant to the Registration Statement and that certain Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”) to be executed by the Company and Lake Street Capital Markets LLC, as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”).

We have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the form of the Pre-Funded Warrants to be issued pursuant to the Underwriting Agreement, which is attached as Annex E to the Underwriting Agreement, (iv) the Second Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”), (v) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), and (vi) such other corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement. Additionally, we have assumed that the Registration Statement, and any amendments thereto, will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement.

In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We have also assumed that the Underwriting Agreement and each Pre-Funded Warrant will constitute the legal, valid and binding obligation of each party thereto. We further assumed with respect to the issuance of the Shares and the Warrant Shares that (i) after the issuance of the Shares and any Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s Articles of Incorporation in effect at such time., and (ii) that stock certificates or book entry positions, as applicable, representing the Shares and Warrant Shares, as applicable, will been duly executed and delivered, as applicable, and registered in the books and records of the Company.

Based upon and subject to the foregoing, it is our opinion that:

1. The Offering Shares and the Option Shares (a) have been duly authorized for issuance by the Company; and (b) will be validly issued, fully paid, and nonassessable when issued and sold by the Company pursuant to the terms and conditions of the Underwriting Agreement and against payment in full to the Company of all consideration for such Shares as specified in the resolutions of the Company’s Board of Directors and the Pricing Committee of the Board of Directors.

2. The Pre-Funded Warrants (a) have been duly authorized for issuance by the Company; and (b) will be validly issued when (i) such Pre-Funded Warrants have been duly executed and delivered by the Company; and (ii) such Pre-Funded Warrants have been issued and sold by the Company pursuant to the terms and conditions of the Underwriting Agreement and against payment in full to the Company of all consideration for such Pre-Funded Warrants as specified in the resolutions of the Company’s Board of Directors and the Pricing Committee of the Board of Directors.

3. The Warrant Shares (a) have been duly authorized for issuance by the Company; and (b) will be validly issued, fully paid, and nonassessable when issued and sold upon the valid exercise of each applicable Pre-Funded Warrant by the holder thereof and against payment in full to the Company of the exercise price for such Warrant Shares in accordance with the terms and conditions of the applicable Pre-Funded Warrant.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is furnished to you in connection with the Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Sincerely,

/s/ McDonald Carano LLP

McDonald Carano LLP